Exhibit 8.1

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

December 12, 2024

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

661 Main Street

Winchester, Massachusetts 01890

Re:	Federal Income Tax Consequences of Mutual Holding Company

Formation and Minority Stock Offering

Ladies and Gentlemen:

As special counsel to Winchester Savings Bank, a Massachusetts-chartered mutual savings bank (the “Bank”), Winchester Bancorp, MHC, a to-be-formed Massachusetts-chartered mutual holding company (the “Mutual Holding Company”), and Winchester Bancorp, Inc., a Maryland-chartered subsidiary holding company authorized to issue capital stock (the “Stock Holding Company”), you have requested that we express our opinions concerning the material federal income tax consequences relating to the reorganization of the Bank from a mutual savings bank to the mutual holding company form of organization (all steps in the reorganization are collectively referred to herein as the “Reorganization”) pursuant to the Bank’s Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Plan of Stock Issuance (the “Plan of Reorganization”). Concurrently with the Reorganization, the Stock Holding Company will offer for sale up to 49.9% of its to-be-outstanding shares of Common Stock on a priority basis to depositors of the Bank, Tax-Qualified Employee Plans of the Bank and Employees, Officers, trustees and Corporators of the Bank, with any remaining shares offered to the public in a Community Offering and, possibly, a syndicated community offering or a firm commitment underwritten offering (collectively, the “Syndicated Offering”). Unless otherwise defined, all terms used herein have the meanings given to those terms in the Plan of Reorganization.

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

Source of Facts. In preparing this letter, we relied on duly authorized and executed representations from the Bank regarding the Reorganization. If any of the facts are incorrect or incomplete, our discussion and conclusion may be different than those set forth below. We are under no obligation and we expressly disavow any obligation to advise the Bank, the Mutual Holding Company or the Stock Holding Company if we learn that the facts are not as they have been represented to us. We have made the investigations we deem relevant or necessary for the purpose of expressing our opinions. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures.

In connection therewith, we have examined the Plan of Reorganization and certain other documents of or relating to the Reorganization, some of which are described or referred to in the Plan of Reorganization and which we deemed necessary to examine in order to express the opinions set forth below. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined. n issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved and adopted by the Board of Trustees of the Bank at a meeting duly called and held, that the Bank will comply with the terms and conditions of the Plan of Reorganization, and that the various representations and warranties provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan of Reorganization under state and local tax laws and under federal income tax laws except on the basis of the documents and assumptions described above.

Source of Law. In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations (the “Treasury Regulations”) thereunder, and upon current Internal Revenue Service (the “Service”) administrative rulings, notices and procedures and court decisions. These laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. These opinions are as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered after the date hereof.

In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Reorganization will at all times comply with the requirements of Code Section 351, the other applicable state and federal laws and the representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Reorganization will be conducted strictly in accordance with the Plan of Reorganization. Any variations may affect the opinions we are rendering.

We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Service or a court.

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

PROPOSED TRANSACTION

On December 4, 2024, the Board of Trustees of the Bank adopted the Plan of Reorganization. For what are represented to be valid business purposes, the Bank’s Board of Trustees has decided to reorganize the Bank into a mutual holding company structure. The following steps are proposed to effect the Reorganization:

(i)	The Bank will cause to be organized a de novo Massachusetts-chartered mutual savings bank (the “De Novo Bank”);

(ii)

De Novo Bank will reorganize as a Massachusetts-chartered mutual holding company (“Mutual Holding Company”) pursuant to Massachusetts law and will form a de novo stock savings bank subsidiary (“Stock Bank”). All of the assets and liabilities of De Novo Bank will be transferred to Stock Bank;

(iii)	The Bank will merge with, and into, the Stock Bank, with the Stock Bank as the surviving entity;

(iv)

The Mutual Holding Company will organize a Maryland or other state-chartered mid-tier stock holding company (“Stock Holding Company”) as a separate wholly-owned subsidiary of the Mutual Holding Company; and

(v)	The Mutual Holding Company will contribute all of the shares of common stock of the Stock Bank to the Stock Holding Company.

(vi)

Contemporaneously with the reorganization of the Bank into the mutual holding company structure, the Stock Holding Company will offer up to 49.9% of its to-be-outstanding Common Stock in the Subscription Offering and, if applicable, the Community Offering and the Syndicated Offering.

Collectively, the above steps (i) through (vi) are referred to as the “Reorganization.” Those persons who, as of the effective date of the Reorganization (the “Effective Date”), hold depository rights with respect to Bank will thereafter have such rights solely with respect to the Stock Bank. Each deposit account with the Bank at the time of the Effective Date will become a deposit account in the Stock Bank in the same amount and upon the same terms and conditions.

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

At the time of the Reorganization, the Stock Holding Company will establish a Liquidation Account in an amount equal to the product of (i) the percentage of the Common Stock issued in the Stock Issuance to Persons other than the Mutual Holding Company, and (ii) the net worth of the Bank as of the date of the latest consolidated statement of financial condition contained in the final Prospectus distributed in connection with the Offering. The Liquidation Account will be maintained for the benefit of Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank following the Reorganization. Each Eligible Account Holder shall, with respect to his or her Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance in relation to his or her Deposit Account balance at the Eligibility Record Date, or to such balance as it may subsequently be reduced, as provided in the Plan of Reorganization.

Following the completion of the Reorganization, all depositors who had membership rights with respect to the Bank immediately prior to the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company, so long as they continue to hold deposit accounts with the Stock Bank. All new depositors of the Stock Bank after the completion of the Reorganization will have ownership rights solely with respect to the Mutual Holding Company, so long as they continue to hold deposit accounts with the Stock Bank.

LAW AND ANALYSIS

Code Section 351(a) provides that no gain or loss will be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons are in control (as defined in Code Section 368(c)) of the corporation.

Code Section 368(a)(1)(F) provides that the term “reorganization” means a mere change in identity, form, or place of organization of one corporation, however effected.

Code Section 354(a) provides that, in general, no gain or loss shall be recognized if stock or securities in a corporation a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization.

Code Section 368(a)(1)(A) states that the term “reorganization” means a statutory merger or consolidation. Code Section 368(a)(2)(D) provides that a transaction otherwise qualifying under Code Section 368(a)(1)(A) will not be disqualified by reason of the fact that stock of a corporation (“controlling corporation”) that before the merger was in control of the merged corporation is used in the transaction, if (1) no stock of the acquiring corporation is used in the transaction, and (2) in the case of a transaction under Code Section 368(a)(1)(A), such transaction would have qualified under paragraph 1(A) had the merger been into the controlling corporation.

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

Generally, to qualify as a reorganization under Code Section 368(a)(1), a transaction must satisfy the continuity of business enterprise (“COBE”) requirement. Section 1.368-1(d)(1) of the Treasury Regulations provides that COBE requires the issuing corporation (generally the acquiring corporation) in a potential reorganization to either continue the target corporation‘s historic business or use a significant portion of the target‘s historic business assets in a business. Pursuant to Treasury Regulation Section 1.368-1(d)(4)(i), the issuing corporation is treated as holding all of the businesses and assets of all members of its qualified group. Treasury Regulation Section 1.368-1(d)(4)(ii) defines a qualified group as one or more chains of corporations connected through stock ownership with the issuing corporation, but only if the issuing corporation owns directly stock meeting the requirements of Code Section 368(c) in at least one other corporation, and stock meeting the requirements of Code Section 368(c) in each of the corporations (except the issuing corporation) is owned directly by one of the other corporations.

In addition, in general, to qualify as a reorganization under Code Section 368(a)(1), a transaction must satisfy the continuity of interest requirement. Treasury Regulation Section 1.368-1(e)(1)(i) provides that continuity of interest requires that in substance a substantial part of the value of the proprietary interests in the target corporation be preserved in the reorganization. All facts and circumstances must be considered in determining whether, in substance, a proprietary interest in the target corporation is preserved.

In light of the foregoing, because the Mutual Holding Company is a continuation of De Novo Bank under Massachusetts law, and is a mere change in identity, form or place or organization of one corporation, the conversion of De Novo Bank to the Mutual Holding Company should qualify as a reorganization under Code Section 368(a)(1)(F). Because the Mutual Holding Company is a continuation of De Novo Bank, tax attributes of De Novo Bank should continue as tax attributes of Mutual Holding Company.

Also, because (i) the former owners of the Bank will exchange their ownership interests (e.g., limited liquidation rights) in the Bank for ownership interests in the Mutual Holding Company (e.g., limited liquidation rights) in connection with the merger of the Bank into Stock Bank, (ii) no stock of Stock Bank will be issued in such merger, (iii) the merger of Bank into Stock Bank will qualify as a statutory merger under Massachusetts law, the merger of the Bank into Stock Bank should qualify as a tax-free reorganization described in Code Section 368(a)(1)(A) and 368(a)(2)(D). Moreover, the merger of the Bank into the Stock Bank should satisfy both the COBE and continuity of interest requirements since the Stock Bank is continuing the Bank’s historic business and the proprietary interest of the Bank is being exchanged for the proprietary interest of the Mutual Holding Company.

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

Finally, Mutual Holding Company’s contribution of the stock of Stock Bank to Stock Holding Company in exchange for Stock Holding Company’s stock should constitute a transfer described in Code Section 351. Code Section 351(a) provides that no gain or loss will be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons are in control (as defined in Code Section 368(c)) of the corporation. For these purposes, “property” includes shares of stock. Code Section 368(c) provides that “control” means (i) the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote, and (ii) at least 80% of the total number of shares of all other classes of stock of the corporation.

Following Mutual Holding Company’s contribution of the stock of Stock Bank to Stock Holding Company, Mutual Holding Company will own all of the outstanding stock of Stock Holding Company and will be in control of Stock Holding Company within the meaning of such term under Code Section 368(c). Accordingly, Mutual Holding Company’s contribution of the stock of Stock Bank to Stock Holding Company should constitute a transfer described in Code Section 351.

SUMMARY OF OPINIONS

Based on the facts, representations and assumptions set forth herein, we are of the opinion that:

1.	The conversion of the De Novo Bank into Mutual Holding Company, a Massachusetts mutual holding company, should qualify as a tax-free reorganization under Code Section 368(a)(1)(F).

2.

Our understanding is that the merger of the Bank into Stock Bank qualifies as a merger under Massachusetts law. Accordingly, the merger of the Bank into the Stock Bank, with the Stock Bank as the survivor and the transfer of the depositors’ equity interest in the Bank to Mutual Holding Company in exchange for equity interests in Mutual Holding Company should qualify as a tax-free reorganization described in Code Sections 368(a)(1)(A) and 368(a)(2)(D). The Bank, Stock Bank and Mutual Holding Company are each “a party to the reorganization,” as defined in Code Section 368(b).

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

3.

The Bank should recognize no gain or loss upon the transfer of substantially all its assets to Stock Bank solely in exchange for equity interests (i.e., liquidation rights) in Mutual Holding Company and Stock Bank’s assumption of its liabilities, if any. (Rev. Rul. 57-278, 1957-1 C.B. 124).

4.

Neither Stock Bank nor Mutual Holding Company should recognize gain or loss upon the receipt by Stock Bank of substantially all of the assets of the Bank in exchange for equity interests in Mutual Holding Company and Stock Bank’s assumption of the Bank’s liabilities.

5.	Mutual Holding Company’s basis in the stock of Stock Bank should increase by an amount equal to the Bank’s net basis in the property transferred to Stock Bank.

6.	Stock Bank’s basis in the property received from the Bank will be the same as the basis of such property in the hands of the Bank immediately prior to the Reorganization. Code Section 362(b).

7.	Stock Bank’s holding period for the property received from the Bank should include the period during which such property was held by the Bank. Code Section 1223(2).

8.

Subject to the conditions and limitations set forth in Code Sections 381, 382, 383, and 384 and the Treasury Regulations promulgated thereunder, Stock Bank will succeed to and take into account the items of the Bank described in Code Section 381(c). (Section 381(a) and Section 1.381(a)-1 of the Treasury Regulations).

9.

No gain or loss will be recognized by the depositors of the Bank on the receipt of equity interests with respect to Mutual Holding Company in exchange for their equity interests in the Bank. Section 354(a)(1).

10.

Each depositor’s aggregate basis, if any, in the Mutual Holding Company equity interest received in the exchange will equal the aggregate basis, if any, of each depositor’s equity interest in the Bank. Code Section 358(a)(1).

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

11.

The holding period of Mutual Holding Company equity interests received by the depositors of the Bank will include the period during which the Bank equity interests surrendered in exchange therefor were held. Code Section 1223(1).

12.	Mutual Holding Company will recognize no gain or loss upon the transfer of Stock Bank stock to Stock Holding Company in exchange for stock of Stock Holding Company. Code Sections 351(a) and 357(a).

13.	Stock Holding Company will recognize no gain or loss upon its receipt of property from Mutual Holding Company in exchange for Common Stock of Stock Holding Company. Code Section 1032(a).

14.	Mutual Holding Company will increase its basis in its shares of Stock Holding Company Common Stock by Mutual Holding Company’s basis in its Stock Bank stock.

15.

No gain or loss shall be recognized by Eligible Account Holders upon the issuance to them of withdrawable deposit accounts in Stock Bank plus liquidation rights with respect to the Mutual Holding Company, in exchange for their deposit accounts in the Bank or to the other depositors on the issuance to them of withdrawable deposit accounts (Code Section 354(a)). In addition, Eligible Account Holders will not recognize gain or loss upon receipt of an interest in the Liquidation Account in the Stock Holding Company in exchange for their ownership interests (i.e., liquidation rights) in the Bank. (Code Section 354(a)(1)).

16.

It is more likely than not that the fair market value of the interest in the Liquidation Account will be zero. Accordingly, it is more likely than not that Eligible Account Holders will not recognize taxable income in connection with the receipt of an inchoate interest in the Liquidation Account. Cf. Paulsen v. Commissioner, 469 U.S. 131 (1985); Society for Savings v. Bowers, 349 U.S. 143 (1955).

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

17.

It is more likely than not that the fair market value of the subscription rights to purchase shares of Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Officers, trustees and Corporators upon the distribution to them of the nontransferable subscription rights to purchase shares of Common Stock. Gain realized, if any, by the Eligible Account Holders, Employees, Officers, trustees and Corporators on the distribution to them of nontransferable subscription rights to purchase shares of Common Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. (Code Section 356(a)). Eligible Account Holders, Employees, Officers, trustees and Corporators will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights (Rev. Rul. 56-572, 1956-2 C.B. 182).

18.

The basis of the deposit accounts in the Stock Bank to be received by Eligible Account Holders will be the same as the basis of their deposit accounts in the Bank surrendered in exchange therefor. (Code Section 358(a)(1)). The basis of the interests in the liquidation rights in the Mutual Holding Company to be received by Eligible Account Holders shall be zero, which is the cost of such interests to such persons (Rev. Rul. 71-233, 1971-1 C.B. 113).

19.

It is more likely than not that the basis of the Common Stock to its stockholders will be the purchase price thereof. (Code Section 1012). The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised (Code Section 1223(6)).

The opinions set forth above represent our conclusions as to the application of existing Federal income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us. Moreover, there can be no assurance that contrary positions may not be taken by the Service, or that a court considering the issues would not hold contrary to such opinions.

Our opinion under paragraph 16 above is based on the premise that the benefit provided by the Liquidation Account in the Mutual Holding Company has a fair market value of zero at the time of the Reorganization. The Liquidation Account payment obligation arises only in a liquidation of the Stock Bank including if the Stock Bank enters into a transaction to transfer its assets and liabilities to a credit union. We understand that: (i) no holder of an interest in a liquidation account has ever received payment of an interest in a liquidation account attributable to the liquidation of a solvent bank (other than as set forth below); (ii) the interests in the Liquidation Account are not transferable by an Eligible Account Holder; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder will be reduced as their deposits in the Stock Bank are reduced, as described in the Plan; and (iv) holders of an interest in a liquidation account have received payments of their interest in only a limited number of instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumptions of liabilities of holding companies and subsidiary banks). These instances involved the purchase of a bank’s assets and the assumption of its liabilities by a credit union. However, not all states permit the sale of a bank’s assets to a credit union, further limiting the opportunity for this type of transaction. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985), stated the following:

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for Savings v. Bowers, 349 U.S. 143, 150 (1955).

In the present case, we believe that the same analysis as was applied in Paulsen and Society for Savings can be applied to the extremely remote contingency that a depositor will, at some undetermined time in the future, realize value from the sale of a bank’s assets to a credit union. First, some states prohibit a credit union from acquiring a bank’s assets through a purchase and assumption transaction. Second, although others do, as noted above, there have been only a limited number of instances where a credit union has acquired the assets of a bank where an amount representing the then-value of a liquidation account has been (or will be) paid to the bank’s eligible depositors. These instances all involved former mutual banks that were required to establish liquidation accounts in a conversion to a stock bank and that later engaged in a purchase and assumption transaction with a credit union. We are aware of less than ten instances out of hundreds of converted former mutual banks since 1816 (the date the first mutual bank was chartered, in Massachusetts) that have engaged in purchase and assumption transactions with credit unions and have been required to distribute to their depositors the remains of any liquidation accounts. Under these circumstances, we agree with the statement by the Supreme Court in Society for Savings that “any theoretical value reduces almost to the vanishing point.”

In addition, we note that RP Financial, LC. has issued a letter to the Boards of Directors/Trustees of the Stock Holding Company and the Bank dated December 12, 2024 (the “RP Letter”), to you stating its belief that the benefit provided by the Liquidation Account does not have any economic value at the time of the Reorganization. Based on the foregoing, we believe it is more likely than not that liquidation rights in the Liquidation Account have no value.

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

If the Internal Revenue Service were to subsequently find that the Liquidation Account had economic value as of the time of the Reorganization, each Eligible Account Holder may need to recognize income in the amount of the fair market value of their interest in the Liquidation Account as of the effective date of the Reorganization. However, we are not aware of any situation where rights in a bank liquidation account have been found to have an economic value at the time of a mutual-to-stock conversion or a second-step conversion of a mutual holding company.

Our opinion under paragraph 17 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. With respect to our opinion under paragraphs 17 and 19, we note that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that the RP Letter provides that the subscription rights will have no ascertainable fair market value. Finally, we note that the Service has not in the past concluded that subscription rights have value.

If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Stock Holding Company and/or the Stock Bank may be taxable on the distribution of the subscription rights.

We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to the applicability of, or liability under, any Federal, state or local law, ordinance, or regulation other than as expressed above.

It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact would affect the opinions expressed herein.

We have not been asked to, and we do not, render any opinion with respect to any matters other than those expressly set forth above.

LUSE GORMAN, PC

Attorneys at Law

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

We hereby consent to the filing of this opinion as an exhibit to the Bank’s Notice of Intent to Convert, as filed with the Federal Deposit Insurance Corporation, as an exhibit to the Stock Holding Company’s Application on Form FR Y-3, as filed with the Board of Governors of the Federal Reserve System, as an exhibit to the Bank’s applications with the Massachusetts Division of Banks with respect to the Reorganization and Offering (the “Massachusetts Applications”) , and as an exhibit to the Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Notice of Intent to Convert, the Application on Form FR Y-3, the Massachusetts Applications and the Form S-1 under the captions “The Reorganization and Offering – Material Income Tax Consequences” and “Legal and Tax Matters,” and to the summarization of our opinion in such Prospectus.

Very truly yours,

/s/ LUSE GORMAN, PC
LUSE GORMAN, PC